EXHIBIT 10.19

                                                    CONFIDENTIAL AND PROPRIETARY



                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT

                            dated as of ____________

                                     between

                    Credit Lyonnais New York Branch ("CLNY"),
               a New York licensed branch of Credit Lyonnais, S.A.
                              ("Credit Lyonnais"),
                  a banking corporation organized and existing
                    under the laws of the Republic of France
                                       and
             World Omni 1999-A Automobile Lease Securitization Trust
   ("Counterparty"), a business trust organized and existing under the laws of the State of Delaware under the Securitization Trust
                        Agreement dated as of ___________


         This Master Agreement is part of the Credit Lyonnais Derivatives Program, and Transactions entered into pursuant hereto will benefit from a guarantee issued by CLFG, as defined in Part 6 below.

Part 1.  Termination Provisions.

(a) "Specified Entity" will not apply to CLNY and will not apply to Counterparty.

(b)     "Specified Transaction" will have the meaning specified in Section 14.

(c) All of the Events of Default specified in Section 5(a), including, but not limited to, the "Cross Default" provision of Section 5(a)(vi) will apply to CLNY. No Events of Default will apply to Counterparty.

        "Specified Indebtedness" will have the meaning specified in Section 14.

        "Threshold Amount" means, with respect to CLNY, USD 35,000,000 or the equivalent in any other currency, currency unit or combination thereof.

(d) All of the Termination Events specified in Section 5(b), including but not limited to, the "Credit Event Upon Merger" provision of Section 5(b)(iv) and the "Additional Termination Event" provision of Section 5(b)(v), will apply to CLNY. No Termination Events will apply to Counterparty.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to CLNY and will not apply to Counterparty.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, the Second Method and Market Quotation will apply.

(g)     "Termination Currency" means United States Dollars.

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(h)     Additional Termination Events will apply.

        The occurrence of a Program Event shall constitute an Additional Termination Event with CLNY as the Affected Party, and the provisions of
        Part 6 of this Schedule shall apply.

(i)     After the occurrence of an Event of Default (other than one under clause
        (i), (vii) or (viii) of Section 5(a)) or a Termination Event (other than one under Section 5(b)(i)) with respect to CLNY, no Early Termination Date shall be designated by Counterparty without the prior approval of all of the Class A Noteholders.

(j) Section 5(a)(i) of this Agreement is amended by deleting the words "third local Business Day" and inserting the words "fifth calendar day".

(k) Section 6(b)(ii) of this Agreement is hereby amended by adding at the end of the first paragraph the following:

        "; provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to Counterparty (in the case of transfers by CLNY) written confirmation from each Rating Agency that such transfer will not result in the then current rating of the Class A Notes being withdrawn or lowered."

Part 2.  Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e), each of CLNY and Counterparty represents that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) or Part 6 of this Schedule) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)     Payee Representations.

        (i) CLNY Representation. For the purpose of Section 3(f), CLNY represents that each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

        (ii) Counterparty Representation. For the purpose of Section 3(f), Counterparty represents that it is a business trust organized and existing under the laws of the State of Delaware.

Part 3.  Agreement to Deliver Documents.

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For the purpose of Sections 4(a)(i) and (ii):

(a)     Tax forms, documents or certificates to be delivered are:

        CLNY agrees to execute and deliver to Counterparty a United States Internal Revenue Service Form 4224, or any successor form, (1) upon execution of this Agreement, (2) promptly upon reasonable demand by Counterparty, and (3) promptly upon learning that any such form previously provided by CLNY has become obsolete or incorrect.

(b)     Other documents to be delivered are:

                                                                                                       Covered by
  Party Required to   Form\Document\                                         Date by Which             Section 3(d)
  Deliver Document    Certificate                                            to Be Delivered           Representation
  ----------------    -----------                                            ---------------           --------------
                      .

  CLNY                A copy of a legal opinion issued by Credit             Upon execution of this    Not Applicable
                      Lyonnais, S.A. evidencing necessary corporate          Agreement.
                      and other authorizations and approvals with
                      respect to the execution, delivery, and
                      performance by CLNY of this Agreement.

  CLNY and            A certificate of an authorized officer of the          Upon execution of this    Yes
  Counterparty        party certifying the names, true signatures and        Agreement.
                      authority of the officers of the party signing
                      this Agreement and any applicable Credit
                      Support Document.

  CLNY                Annual audited financial statements in                 As soon as reasonably     Yes
                      accordance with generally accepted                     practicable upon
                      accounting  principles in the country in which         request.
                      the party is organized.


  CLNY and            An opinion of legal counsel reasonably                 Upon execution of this    Not Applicable
  Counterparty        acceptable to the other party.                         Agreement.

  Counterparty        All statements sent to the Depository Trust            Promptly following the    Yes
                      Company or the Class A Noteholders by the              delivery thereof by the
                      Indenture Trustee.                                     Indenture Trustee.

  CLNY                CLFG Guarantee in the form                             Upon execution of this    Not Applicable
                      of Exhibit A.                                          Agreement.

  CLNY                An opinion of legal counsel as to the                  Upon execution of         Not Applicable
                      this enforceability of the CLFG Guarantee.             Agreement.


Part 4.  Miscellaneous.

(a)     Addresses for Notices.  For the purpose of Section 12(a):

        Address for notices or communications to CLNY:

        Address:  1301 Avenue of the Americas, New York, New York 10019
        Attention: Treasury Documentation
        Fax No.: (212) 459-3167
        Telex No.: 62410
        Answerback: CREDW
        Telephone No: (212) 261-7223

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

        Counterparty shall also send a copy of any notices or communications to CLNY under Sections 5 or 6 or Part 6(c)(i) of this Schedule to each of:

        Attention: Program Manager    Att: Manager of TTD Derivative Products
        Fax No.: (212) 459-3167       Fax No.: (212) 459-3168
        Telex No.: 423494             Telex No.: 423494
        Answerback: CLUSA UI          Answerback: CLUSA UI
        Telephone No: (212) 261-7435  Telephone No: (212) 261-7411

        Attention: Manager of Treasury Operations Collateral Group Fax No.: (212) 459-3166
        Telex No.: 423494
        Answerback: CLUSA UI
        Telephone No: (212) 261-7590

        Address for notices or communications to Counterparty under this
        Agreement:

        Address: World Omni 1999-A Automobile Lease Securitization Trust, c/o Chase Manhattan Bank Delaware
                   1201 N. Market Street, 8thFloor
                   Wilmington, DE 19801
        Attention: Corporate Trust Department
        Telephone No.: 302-984-4987

        With copies to the following:

        Address: World Omni Financial Corp., 120 N.W. 12th Ave.,
                 Deerfield Beach, FL 33442
        Attention: Treasurer
        Fax No.: (954) 429-2685

        Address:       Harris Trust and Savings Bank
                       311 N. Monroe, 12th Floor
                       Chicago, IL 60606
        Attention:     Corporate Trust Department
        Fax No.:       312- 461-3525
        Telephone No.: 312-461-6030


        Address for notices to the Collateral Trustee under Part 6 below:

        Address: The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor,
                 New York, NY 10001
        Attention: Structured Finance Group
        Fax No.: (212) 946-7776
        Telex No.: 420120
        Answerback: 62910 CMBUW or 42120 CMBUW
        Telephone No.: (212) 946-7861

(b) Process Agent. For the purpose of Section 13(c), Counterparty appoints as its Process Agent: Not applicable.

(c)     Offices. The provisions of Section 10(a) will apply to this Agreement.

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

(d) Multibranch Party. For the purpose of Section 10(c), CLNY is not a Multibranch Party, and Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent shall be Counterparty. CLNY agrees that Counterparty shall delegate all obligations in respect thereof as Calculation Agent to World Omni Financial Corp. All determinations and calculations by the Calculation Agent shall (a) be made in good faith and in the exercise of its commercially reasonable judgment and (b) be determined, where applicable, on the basis of then prevailing market rates or prices; provided however, that all determinations shall be subject to agreement by CLNY and Counterparty. If CLNY and Counterparty are unable to agree on any calculations made hereunder, another mutually acceptable Calculation Agent will be appointed. Subject to the foregoing, all determinations shall be binding and conclusive in the absence of manifest error.

(f) Credit Support Document and Credit Support Provider. The Credit Support Document with respect to CLNY is the CLFG Guarantee issued by CLFG as Credit Support Provider in favor of Counterparty and dated as of the date of this Agreement.

(g) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(h)     Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply.

(i)     "Affiliate" will have the meaning specified in Section 14.

(j)     Scope of Obligations of Trustee. The parties hereto agree that:

        (i) This Agreement is executed and delivered by Chase Manhattan Bank Delaware, not individually or personally but solely in its capacity as Owner Trustee, for the exclusive benefit of the Class A Noteholders of the World Omni 1999-A Automobile Lease Securitization Trust (the "Trust") and in the exercise of the powers and authority conferred and vested in the Trustee under the Securitization Trust Agreement;

        (ii) Each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

(k) No Bankruptcy Petition. Prior to the date that is one year and one day after the date upon which the Trust created under the Securitization Trust Agreement is terminated in accordance with the terms thereof, CLNY shall not institute against, or join any other person in instituting against, the trust created thereby, Auto Lease Finance L.P, Auto Lease Finance LLC, World Omni Lease Securitization L.P. or World Omni Lease Securitization LLC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

Part 5.  Other Provisions.

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

(a) Waiver of Setoff. Notwithstanding Section 6(e) or any other existing or future agreement, each of Counterparty and CLNY irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between CLNY and Counterparty hereunder against any obligations between CLNY and Counterparty or any branch or Affiliate of Credit Lyonnais or of Counterparty, under any other agreements or otherwise.

(b) Additional Representation. The following representation shall be added to Section 3:

        "Relationship Between the Parties. Absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for a particular Transaction:

        (i) Non-Reliance. With respect to each Transaction hereunder, it is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction: it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

        (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

        (iii) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction."

(c)     Procedures for Confirming Transactions. In addition to the provisions of
        Section 9(e)(ii), CLNY will, on or promptly after the Trade Date of each Transaction, send Counterparty a Confirmation for that Transaction. Counterparty will promptly thereafter execute and return to CLNY, or request the correction of, such Confirmation. Each confirmation of a transaction between the parties hereto shall state in bold face type whether it is a "Guaranteed Transaction" and thereby constitutes a Transaction hereunder that benefits from the CLFG Guarantee or whether it is "not guaranteed by CLFG Corp." and thereby does not constitute a Transaction hereunder.

(d) Waiver of Jury Trial. Each party hereby waives its respective right to jury trial with respect to any litigation arising under, or in connection with, this Agreement or any Transaction.

(e) Amendments. Section 9(b) of this Agreement is hereby amended by adding the following after the word "system" in the last line thereof:

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

        "; provided however, that all such amendments, modifications or waivers shall require the written affirmation of each Rating Agency that such amendment modification or waiver shall not adversely affect the then current rating of the Class A Notes."

(f) Local Business Days. For all purposes of this Agreement, "Local Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in (i) New York, New York, (ii) Chicago, Illinois,
        (iii) Wilmington, Delaware, (iv) Deerfield Beach, Florida, or (v) Mobile, Alabama, are authorized or obligated by law, executive order or government decree to be closed.

(g)     Transfer. Section 7 of this Agreement is hereby amended by:

        (i) adding the phrase "(which consent may not be unreasonably withheld)" after the word "party" and before the comma in the third line thereof; and

        (ii) adding at the end thereof: "Any party making any such transfer shall deliver to the other party written confirmation from each Rating Agency that such transfer will not result in the then current rating of the Class A Notes being withdrawn or lowered."

(h) Additional Definitions. Unless otherwise defined below or in the Confirmation, capitalized terms used in this Schedule or in the Confirmation shall have the meanings set forth in the Securitization Trust Agreement.

        "Class A Notes" shall mean the World Omni 1999-A Automobile Lease Asset Backed Floating Rate Automobile Lease Asset Backed Notes, Class A-1; the Floating Rate Automobile Lease Asset Backed Notes, Class A-2; the Floating Rate Automobile Lease Asset Backed Notes, Class A-3; and the Floating Rate Automobile Lease Asset Backed Notes, Class A-4.

        "Class A Noteholders" shall mean holders of the Class A Notes.

        "Class B Notes" shall mean the World Omni 1999-A Automobile Lease Securitization Trust Class B Floating Rate Automobile Lease Asset Backed Notes.

        "Class B Noteholders" means holders of the Class B Notes.

        "Deposit Date" shall have the meaning assigned to such term in the Securitization Trust Agreement.

        "Distribution Account" shall have the meaning assigned to such term in the Securitization Trust Agreement.

        "Distribution Date" shall have the meaning assigned to such term in the Securitization Trust Agreement.

        "Indenture" shall mean that certain indenture dated as of August 1, 1999, as amended, between the World Omni 1999-A Automobile Lease Securitization Trust and Harris Trust and Savings Bank, as Indenture Trustee.

        "Indenture Event of Default" shall have the meaning assigned to the term "Event of Default" in the Indenture.

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

        "Securitization Trust Agreement" shall mean that certain Securitization Trust Agreement dated as of August 1, 1999, as amended, among World Omni Lease Securitization L.P., as Transferor, Chase Manhattan Bank Delaware and Harris Trust and Savings Bank, as Owner Trustee and as Indenture Trustee.

        "SUBI" shall have the meaning assigned to such term in the Securitization Trust Agreement.

        "Transferor" shall have the meaning assigned to such term in the Securitization Trust Agreement.

Part 6.  Program Provisions.

(a) Definitions. For purposes of this Schedule, the following terms shall have the following meanings:

        "Acceptance Date" means the New York Business Day on which Counterparty's notice to CLNY of its acceptance of CLNY's offer to close out all outstanding Transactions upon the occurrence of a Program Downgrade is effective. The Acceptance Date shall be the Early Termination Date with respect to all Accepted Transactions.

        "Accepted Transactions" means all Transactions closed out on the Acceptance Date.

        "Anomalous Market Condition" means the existence of any of the following occurrences:

             (i) the suspension of trading on any one or more of the New York Stock Exchange, Paris Stock Exchange, London Stock Exchange, Frankfurt Stock Exchange or Tokyo Stock Exchange;

             (ii) the suspension of normal banking operations by any U.S. Federal authority, the Banque de France, the Bank of England, the Deutsche Bundesbank or the Japanese Ministry of Finance; or

             (iii) any other crisis event;

        as the result of which the Collateral Trustee determines that the orderly valuation of all transactions under the Program on the fifth Global Business Day following a Trigger Date is impracticable or inadvisable, after polling seven Eligible Reference Market-makers, if the majority of such Eligible Reference Market-makers agrees with the Collateral Trustee's determination.

        "Assignment and Valuation Document" means the document to be completed pursuant to Part 6(b)(i) below after a Trigger Date, a form of which is attached hereto as Exhibit B. The Assignment and Valuation Document shall constitute the statement required of Counterparty pursuant to
        Section 6(d)(i) and will be "properly completed" if completed in accordance with the instructions contained therein. For purposes of this
        Part 6 the last sentence of Section 6(d)(i) shall have no effect, except with respect to a Previously Valued Transaction.

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        "Assignment Reference Market-maker" means the Eligible Reference
        Market-maker providing, as of the Valuation Date, the quotation remaining after disregarding the highest and lowest of three quotations.

        "CLFG" means CLFG Corp. and any successors and permitted assigns. CLFG is a special purpose corporation, initially wholly-owned by Financial Security Assurance Holdings Ltd.

        "CLFG Guarantee" means the guarantee issued by CLFG to Counterparty, substantially in the form of Exhibit A.

        "Collateral" means cash, securities and other property, together with the income thereon, delivered to the Collateral Trustee under the Security Agreement.

        "Collateral Trustee" means The Chase Manhattan Bank, a New York chartered bank, or such other financial institution appointed as such in accordance with the Program.

        "Eligible Reference Market-maker" means, subject to the review of the Rating Agencies, any Reference Market-maker on a list of a minimum of ten dealers designated by CLNY, attached hereto as Exhibit C, which list may be changed from time to time by CLNY upon notice to Counterparty, so long as such notice is effective prior to a Trigger Date.

        "Extended Valuation Date" means a Global Business Day occurring after an Anomalous Market Condition, which shall be no earlier than the fifth Global Business Day after the Trigger Date and no later than the tenth Global Business Day after the Trigger Date.

        "Financial Insurer" means Financial Security Assurance Inc. and any other financial insurer appointed as such in accordance with the Program that is rated AAA by S&P and Aaa by Moody's. The Security Agreement requires CLNY to deliver to the Collateral Trustee additional Collateral equal to the amount of the Policy within three New York Business Days after (i) the Financial Insurer's claims-paying ability rating is placed on CreditWatch, is downgraded below AAA or is suspended or withdrawn by S&P or its financial strength rating is placed on Watchlist, is downgraded below Aaa or is suspended or withdrawn by Moody's or (ii) the occurrence of certain other events (including insolvency) with respect to the Financial Insurer.

        "Global Business Day" means a day other than a Saturday or Sunday on which banks in New York City, Paris, London, Frankfurt and Tokyo are open for the conduct of regular banking activities.

        "Independent Verifier" means Ernst & Young LLP or such other independent verifier appointed as such in accordance with the Program.

        "Investment Grade" means, with respect to Counterparty, a Long Term Rating at or above BBB- and Baa3 from S&P and Moody's, respectively, and the equivalent rating of any other Rating Agency. If Counterparty does not have a published Long Term Rating from one or more Rating Agencies, it shall nonetheless be considered to be Investment Grade if CLNY shall have sent it notice that, subject to the prior review of the Rating Agencies, it shall be considered Investment Grade for purposes



                                      -27-
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        of the Program and CLNY has not sent it notice to the contrary prior to the Trigger Date.

        "Long Term Rating" means (i) with respect to S&P, the "counterparty rating" of Counterparty, or, if such rating is not available, the senior, unsecured, unguaranteed long term rating assigned to Counterparty or, if Counterparty is an insurance company, Counterparty's claims-paying rating lowered by one rating subcategory, (ii) with respect to Moody's, the "counterparty rating" of Counterparty or, if such rating is not available, Counterparty's bank deposit rating or senior, unsecured, unguaranteed long term rating, as applicable, or, if Counterparty is an insurance company, Counterparty's financial strength rating lowered by one rating subcategory and (iii) with respect to any other Rating Agency, the equivalent rating.

        "New York Business Day" means a day other than a Saturday or Sunday on which banks in New York City are open for the conduct of regular banking activities.

        "Optional Trigger Date" means the date on which a Program Downgrade occurs. If the date on which an Optional Trigger Date occurs is not a Global Business Day, then the next following Global Business Day shall be the Optional Trigger Date.

        "Policy" means each unconditional and irrevocable insurance policy issued by a Financial Insurer to CLFG.

        "Previously Valued Transaction" means any Terminated Transaction for which notice setting forth the amount payable, as described in Section 6(d)(i), was effective, but which amount was not paid, prior to a Trigger Date.

        "Program" means the Credit Lyonnais Derivatives Program under which this Agreement and other CLFG-guaranteed master agreements and contracts with other counterparties to CLNY and Credit Lyonnais are entered into, as such Program may be amended, subject to the review of the Rating Agencies and the Financial Insurer.

        "Program Default Interest Rate" means the Program Interest Rate plus 3% per annum.

        "Program Downgrade" means the downgrade of the Program below a rating of AAAt or Aaa, any subsequent downgrade (including by rating subcategory), or the suspension or withdrawal of such rating by S&P or Moody's, respectively, or the equivalent occurrence with respect to any other Rating Agency.

        "Program Event" means the occurrence of any of the following:

             (i) Bankruptcy. (1) the commencement by CLNY or Credit Lyonnais of voluntary proceedings under any bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent or seeking reorganization, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts; (2) CLNY or Credit Lyonnais admits in writing its inability to pay its debts as they become due; (3) the commencement against CLNY or Credit Lyonnais of any proceedings of a nature described in (1), and an order for relief is granted or any such proceeding remains undismissed or undischarged for thirty days; (4) the Superintendent of Banks of the State of New York takes possession of the business and property of CLNY or is otherwise appointed as a liquidator of CLNY; (5) Credit Lyonnais has its banking


                                      -28-
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        license withdrawn or seeks or becomes subject to the appointment of a provisional administrator or a liquidator under French banking law; or
        (6) the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for CLNY, any branch of Credit Lyonnais that has entered into a transaction then outstanding under the Program or the home office of Credit Lyonnais; and

             (ii) Failure to Deliver Collateral. The failure by CLNY to deliver Collateral in such amount, at such time and in such manner as is required by the Security Agreement.

        "Program Interest Rate" means, for any day, the overnight LIBOR rate in effect as of 11:00 a.m. New York time on such day, as set forth opposite the caption "O/N" under the headings "Euro-Dollar" and "Ask" on Telerate Page 314, or if not so quoted, the overnight LIBOR rate in effect for such day, as set forth opposite the caption "O/N" on Reuters page MWMC or, if neither of the foregoing sources is available, an equivalent source as determined by the Collateral Trustee.

        "Program Notice" means notice by tested telex message, facsimile message with receipt confirmed by phone to the office of the recipient or confirmed delivery by courier.

        "Rating Agency" means any rating agency (which, in the case of a United States rating agency, is a nationally recognized statistical rating organization) which, upon CLNY's or Credit Lyonnais' request, has provided a rating with respect to the Program. CLNY shall ensure that there are always at least two Rating Agencies. Initially, the Rating Agencies are Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). The removal by CLNY of S&P or Moody's as a Rating Agency requires the consent of the Financial Insurer. Upon any such removal, references in Part 6 of this Schedule to S&P or Moody's, as applicable, shall be deemed to be deleted. CLNY shall promptly notify Counterparty of any change in the identity of the Rating Agencies.

        "Security Agreement" means the intercreditor and security agreement among CLNY, CLFG, the Financial Insurer, the Collateral Trustee and such other entities as may from time to time become party thereto.

        "Trigger Date" means the date on which a Program Event occurs. If the date on which a Program Event occurs is not a Global Business Day, then the next following Global Business Day shall be the Trigger Date.

        "Valuation Date" means the fifth Global Business Day after a Trigger Date or, in the event of an Anomalous Market Condition, the Extended Valuation Date. The Valuation Date shall be the Early Termination Date with respect to all Transactions outstanding on such date.

(b) The Effect of a Program Event. Notwithstanding anything to the contrary in this Agreement, if a Program Event occurs the following provisions shall apply:

             (i) Notice of Program Event and Valuation Date. The Collateral Trustee shall, by Program Notice to Counterparty no later than two Global Business Days after the Trigger Date, notify Counterparty of the occurrence of a Program Event and the Valuation Date, and the notice shall attach an Assignment and Valuation



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

        Document if Counterparty is Investment Grade on the Trigger Date and is entitled to value any Transactions.

             (ii) Counterparty Election to Assign or Terminate; Payment.

                    (1) Counterparty Election. Counterparty shall be entitled to value Transactions if it is Investment Grade on the Trigger Date, unless this Schedule or any Confirmation otherwise designates. If Counterparty is entitled to value all Transactions, it may elect in the Assignment and Valuation Document, delivered pursuant to Part 6(b)(i) above, either to assign all Transactions (including any Previously Valued Transactions) to an Assignment Reference Market-maker or to terminate all outstanding Transactions. If Counterparty is not entitled, pursuant to this Schedule or any Confirmation, to value one or more Transactions, it must elect to terminate all outstanding Transactions.

                    (2) Payment. If Counterparty elects assignment in a properly completed and timely delivered Assignment and Valuation Document, all amounts payable shall be payable by or to the Assignment Reference Market-maker, on behalf of Counterparty, specified in such Assignment and Valuation Document to or from the Collateral Trustee. If Counterparty (A) elects termination, (B) is not entitled to elect assignment or (C) is entitled to elect assignment but fails timely to deliver a properly completed Assignment and Valuation Document electing assignment with respect to all Transactions, all amounts payable shall be payable by or to Counterparty to or from the Collateral Trustee.

             (iii) Calculation of Amounts Payable. Subject to Part 6(b)(iv)(2) below (with respect to Previously Valued Transactions), the amount payable pursuant to Section 6(e) after a Trigger Date shall be determined in accordance with Section 6(e)(ii)(1) with CLNY as the Affected Party, modified as follows:

                    (1) Counterparty Valuation. Subject to Part 6(b)(iii)(2)
                  below, if Counterparty properly completes and delivers an Assignment and Valuation Document to the Collateral Trustee by 3:00 p.m. New York time on the Global Business Day following the Valuation Date, the amount payable with respect to the Transactions valued by Counterparty therein shall be the amount calculated in accordance with the Assignment and Valuation Document for such Transactions;

                    (2) Collateral Trustee Valuation. If Counterparty (A) is not
                  Investment Grade on the Trigger Date, (B) fails timely to deliver a properly completed Assignment and Valuation Document, (C) fails to value one or more Transactions in a timely delivered and properly completed Assignment and Valuation Document or (D) is not entitled, pursuant to this Schedule or any Confirmation, to value one or more Transactions, the Collateral Trustee shall value the amount payable with respect to all Transactions in the case of (A) or
                  (B), or all Transactions which Counterparty has failed or is not entitled to value as described in (C) or (D), by deriving Market Quotations for all such Transactions and adding or subtracting as appropriate any Unpaid Amounts, in accordance with Section 6(e)(ii)(1). The valuation shall be made, with CLNY as the Affected Party, in good faith and in accordance with industry standards and practice using the arithmetic mean of market prices, rates and volatilities as of 11:00 a.m. New York time on the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date) from at least five Eligible Reference Market-makers, without regard to the highest and lowest prices, rates and volatilities. The market data and procedures used by the Collateral Trustee in such valuation shall be verified by the Independent Verifier; and

                    (3) Notice of Amounts Payable. The Collateral Trustee shall by Program Notice notify Counterparty and, if applicable, the Assignment Reference Market-maker by 3:00 p.m. New York time on the second Global Business Day following the Valuation Date of the amount payable, which shall be the sum of the amount determined in accordance with Part 6(b)(iii)(1) above, if any, and the amount determined in accordance with Part 6(b)(iii)(2) above, if any.

               (iv) Payment Date.

                    (1) Transactions Valued After Trigger Date and Accepted
                  Transactions.

                                    (A) If the amount calculated pursuant to
                           Part 6(b)(iii) above is owed by Counterparty or an Assignment Reference Market-maker to CLNY, it shall be due and payable by 6:00 p.m. New York time on the third Global Business Day after the Valuation Date, together with interest thereon calculated from (and including) the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date) to (but excluding) such due date at the Program Interest Rate and shall be paid to the Collateral Trustee.

                                    (B) If the amount calculated pursuant to
                           Part 6(b)(iii) above is owed by CLNY to Counterparty or an Assignment Reference Market-maker, it shall be due and payable by 3:00 p.m. New York time on the seventh Global Business Day after the Valuation Date, together with interest thereon calculated from (and including) the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date) to (but excluding) such due date at the Program Interest Rate and shall be paid by the Collateral Trustee on behalf of CLNY.

                                    (C) If either party fails to pay any such
                           amount when due, such failure shall be a breach of this Agreement and interest shall be payable on such amount, from (and including) the date due to (but excluding) the date such amount is paid, at the Program Default Interest Rate.

                    (2) Previously Valued Transactions. If the amount payable
                  (including Unpaid Amounts and Settlement Amounts) with respect to any Previously Valued Transaction, together with interest thereon calculated in accordance with Section 6(d)(ii) for days prior to (but excluding) the Trigger Date (to the extent not reflected in the statement delivered pursuant to Section 6(d)(i)):

                                    (A) is owed by Counterparty or an Assignment
                           Reference Market-maker to CLNY, it shall be due and payable by 6:00 p.m.

                           New York time on the third Global Business Day after the Valuation Date to the Collateral Trustee, or

                                    (B) is owed by CLNY to Counterparty or an
                           Assignment Reference Market-maker, it shall be due and payable by 3:00 p.m. New York time on the seventh Global Business Day after the Valuation Date,

                  together, in each case, with interest thereon calculated from (and including) the Trigger Date to (but excluding) the due date therefor at the Program Interest Rate.

                    (3) Set-off. Any amount payable pursuant to Part 6(b)(iv)(1)
                  above shall be subject to Set-off, pursuant to Section 6(e), against any amount payable pursuant to Part 6(b)(iv)(2) above.

                (v) Anomalous Market Condition. If an Anomalous Market Condition exists on or occurs on or after the Trigger Date and prior to the fifth Global Business Day following the Trigger Date:

                    (1) The Collateral Trustee shall promptly on the Global
                  Business Day it determines that an Anomalous Market Condition has occurred notify Counterparty of such occurrence by Program Notice; and

                    (2) The Valuation Date will be the Extended Valuation Date, which shall be the tenth Global Business Day after the Trigger Date, or such earlier Global Business Day that the Collateral Trustee shall designate in a Program Notice delivered to Counterparty no later than two Global Business Days prior to such date.

               (vi) Payments upon Assignment. Notwithstanding Counterparty's right to elect to assign all Transactions, CLNY will not, due to any Tax, be required to pay to the Assignment Reference Market-maker an amount greater than the amount which CLNY would have been required to pay to the Counterparty in the absence of such assignment, and the Assignment Reference Market-maker, notwithstanding any Tax, will be required to pay to CLNY an amount that is no less than the amount which CLNY would have received from Counterparty in the absence of such assignment.

              (vii) Effectiveness of Notices. Any requirement in this Part 6 to deliver a notice or communication (including a Program Notice or an Assignment and Valuation Document) by a specified time shall be deemed satisfied if such notice or communication is given in a manner so that it is effective by such time in accordance with Section 12(a).

             (viii) Interest. All interest due under this Part 6 shall be paid in the Termination Currency and shall be calculated on the basis of daily compounding and the actual number of days elapsed divided by 360.

(c) Effect of a Program Downgrade. (i) If a Program Downgrade occurs, CLNY shall notify Counterparty of such occurrence by Program Notice no later than two Global Business Days after the Optional Trigger Date. Within nine Global Business Days, but in no event earlier than the third Global Business Day, after the Optional Trigger Date, Counterparty may by notice to CLNY require CLNY to offer to Counterparty a mid-market price, determined in good faith and in accordance with industry standards by CLNY on the basis of CLNY's valuation of all Transactions, to close out all Transactions on the Global Business Day such notice is effective. If Counterparty accepts such offer, it must confirm its acceptance of the offer price by giving notice thereof to CLNY and the Collateral Trustee on the Acceptance Date, indicating whether such amount is owed by Counterparty or CLNY. The Accepted Transactions shall be closed out on the Acceptance Date at such price and payment will be made by the Collateral Trustee to Counterparty or by Counterparty to the Collateral Trustee by the close of business on the second New York Business Day following the Acceptance Date. Subject to Part 6(c)(ii) below, failure to make such payment shall be an Event of Default and any Early Termination Date that is designated as a result of such Event of Default shall be deemed to have occurred as of the Acceptance Date.

               (ii) In the event that a Program Event occurs after any Optional Trigger Date, no payments shall be made pursuant to Part 6(c)(i) above after such occurrence, and the provisions of Part 6(b) above shall apply.

(d) Event of Default or Other Termination Event after a Program Event. If a Program Event occurs and an event or circumstance which would otherwise constitute or give rise to an Event of Default, a Termination Event or Program Downgrade occurs after such Program Event, such Program Event shall prevail and such event or circumstance shall not constitute an Event of Default, Termination Event or Program Downgrade, as the case may be.

(e) Consent to Grant of Security Interest. Counterparty is hereby notified of, and, notwithstanding Section 7, irrevocably gives its consent to, the grant by CLNY to the Collateral Trustee, for the benefit of CLFG, the Financial Insurer, the Collateral Trustee, the Independent Verifier and such other entities as may become a party to or a beneficiary of the Security Agreement, of prior perfected security interests in (i) the amount payable by Counterparty or, if Counterparty elects assignment, the Assignment Reference Market-maker on Counterparty's behalf, upon termination or assignment of the Transactions following a Program Event and (ii) all other rights of CLNY hereunder and under any Credit Support Document against Counterparty and, as the case may be, an Assignment Reference Market-maker on Counterparty's behalf. Such grant first supports the obligations of CLFG under the CLFG Guarantee and similar obligations to other counterparties under the Program. The Collateral Trustee may exercise any right or remedy of CLNY under this Agreement after a Program Event, and Counterparty shall, upon receipt of notice from CLNY or the Collateral Trustee, pay all amounts payable under this Agreement to the Collateral Trustee directly.

(f) CLFG Guarantee. The CLFG Guarantee, the issuance of which is a condition to Counterparty's entering into this Agreement, benefits from the Policy and CLNY has entered into the Security Agreement to support its reimbursement obligations to CLFG and the Financial Insurer.

(g) Other Agreement. In the event that CLNY or Counterparty are parties to any other agreement that might be construed to govern Transactions hereunder, any Transaction that benefits from a CLFG Guarantee shall be governed exclusively by this Agreement and any Credit Support Document hereunder.


        Please confirm your agreement to the terms of the foregoing Schedule by signing below.

CREDIT LYONNAIS                          WORLD OMNI 1999-A AUTOMOBILE
NEW YORK BRANCH                          LEASE SECURITIZATION TRUST

                                         By: Chase Manhattan Bank Delaware
                                             not in its individual capacity but
                                             Solely as Owner Trustee


By: __________________________           By: __________________________
    Name:                                    Name:
    Title:                                   Title:

                                  CONFIRMATION

TO:                World Omni 1999-A Automobile Lease Securitization Trust
                   ("Counterparty")
                   Att:
                   Tel.:_______________ Fax: _______________

FR:                Credit Lyonnais New York Branch ("CLNY")
                   1301 Avenue of the Americas, 17th Floor
                   New York, New York  10019
                   Att: Kathrin W. Gray
                   Tel:  212-261-7349  Fax: 212-459-3167

RE:                Transaction dated as of __________1999
                   (CLNY Ref:          )
--------------------------------------------------------------------------------
                       GUARANTEED TRANSACTION CONFIRMATION
                       -----------------------------------

The purpose of this letter agreement is to confirm the terms and conditions of the Cap Transaction entered into between us on the Trade Date specified below which constitutes a "Transaction" under the Master Agreement specified below.

         This letter agreement constitutes a "Confirmation" under, and it supplements, forms part of, and is subject to, the Master Agreement dated as of August ____ 1999, as amended and supplemented from time to time (the "Guaranteed Agreement"), between you and us. THE GUARANTEED AGREEMENT AND ALL TRANSACTIONS ENTERED INTO THEREUNDER SHALL BENEFIT FROM A CLFG GUARANTEE ISSUED BY CLFG (AS SUCH TERMS ARE DEFINED IN THE SCHEDULE TO THE GUARANTEED AGREEMENT) IN FAVOR OF COUNTERPARTY.

         CLNY'S AND COUNTERPARTY'S RIGHTS AND OBLIGATIONS IN RESPECT OF PAYMENTS DUE HEREUNDER ARE SUBJECT ENTIRELY TO THE "WAIVER OF SETOFF" PROVISION IN PART 5 OF THE SCHEDULE TO THE GUARANTEED AGREEMENT.

1. The definitions and provisions contained in the 1991 ISDA Definitions and the 1998 Supplement to the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. To the extent not defined in the

Ref. # __________ Marketer: _________ Trader: _________ TD: _________

Agreement, the capitalized terms used herein (including but not limited to "Class A Notional Amount". "Initial Class A Notional Amount", "Distribution Date", "Class A-4 Stated Maturity Date" and Deposit Date") have the meaning ascribed to such terms in the Securitization Trust Agreement or, if not defined therein, in that certain Indenture dated as of ____________1999, between the World Omni 1999-A Automobile Lease Securitization Trust and Harris Trust and Savings Bank, as Indenture Trustee.
________________________________________________________________________________
2. The terms of the particular guaranteed Transaction to which this Confirmation relates are as follows:

Transaction Type:                        Interest Rate Cap

Notional Amount:                         For the first Calculation Period, the
                                         Initial Class A Notional Amount, and
                                         for each subsequent Calculation Period,
                                         the Class A Notional Amount as of the
                                         Distribution Date within each
                                         Calculation Period (after giving effect
                                         to reduction in such Class A Notional
                                         Amount as of such Distribution Date).

Trade Date:                              ______________

Effective Date:                          ______________

Termination Date:                        The later of (x) the Distribution Date
                                         on which the Class A Notional Amount is
                                         reduced to zero and (y) the Class A-4
                                         Stated Maturity Date

Fixed Amounts:

   Fixed Rate Payer:                     Counterparty

   Fixed Amount:                         USD ________________

   Fixed Payment Date:                   _____________________

Floating Amounts:

         Floating Rate Payer:            CLNY

         Floating Rate Payer Payment
         Dates:                          Each Deposit Date

         Cap Rate:                       _______%

         Floating Rate Option:           USD-LIBOR-BBA (Telerate 3750)


Ref. # __________ Marketer: _________ Trader: _________ TD: _________

         Designated Maturity:            One (1) month

         Floating Rate Day Count
         Fraction:                       Actual/360

         Spread:                         None

         Compounding:                    Not applicable

         Reset Date:                     The Distribution Date immediately
                                         preceding each Floating Rate Payer
                                         Payment Date

         Floating Rate Payer Period End
         Dates: Each Distribution Date (except that the initial Calculation Period shall commence on and include, the Effective Date, and the final Calculation Period shall end on, but exclude, the Termination Date).

         Business Days:                  Any day other than Saturday, Sunday or
                                         a day on which banking institutions in
                                         (i) New York, New York, (ii) Chicago,
                                         Illinois, (iii) Wilmington, Delaware,
                                         (iv) Deerfield Beach, Florida, or (v)
                                         Mobil, Alabama, are authorized or
                                         obligated by law, executive order or
                                         government decree to be closed.

Calculation Agent:                       CLNY

3. Account Details:

USD Payment to CLNY:                     Credit Lyonnais, New York Branch
                                         ABA#: 026008073
                                         A/C#: 01-88180-3211-00-001-180
                                         Ref: Triple A Derivative Products

USD Payment to Counterparty:            Please Provide

4. Offices:

a) The office of Credit Lyonnais for this Transaction is New York, New York;
   and

b) The office of Counterparty for this Transaction is Delaware.

Please provide confirmation that this letter correctly sets forth our Agreement by responding within two (2) Business Days by returning an executed copy of this Confirmation by telecopier (Att: Kathrin W. Gray - Documentation).


Ref. # __________ Marketer: _________ Trader: _________ TD: _________

IN WITNESS WHEREOF the parties hereto accept and confirm the terms of this Confirmation.


  WORLD OMNI 1999-A AUTOMOBILE LEASE
  SECURITIZATION TRUST

  By: Chase Manhattan Bank Delaware
      Not in its individual capacity but
      Solely as Owner Trustee

  Authorized Signature:

  By:____________________________

  Name:__________________________

  Title:_________________________


CREDIT LYONNAIS
NEW YORK BRANCH

Marketing Signature:

_________________________________

Name:         David Greenberg
      ---------------------------

Title:        Vice President
      ---------------------------


CREDIT LYONNAIS
NEW YORK BRANCH

Authorized Signature"

By: _____________________________


Name:       Omar Abukhadra
      ---------------------------

Title:       Managing Director
      ---------------------------

Ref. # __________ Marketer: _________ Trader: _________ TD: _________

                                                                       EXHIBIT A

                                 CLFG GUARANTEE
                                 --------------

                       This CLFG Guarantee is part of the
                       Credit Lyonnais Derivatives Program
                       -----------------------------------

                  THIS GUARANTEE dated as of __________, 199_ (the "Guarantee") made by CLFG Corp. ("CLFG"), a corporation organized under the laws of the State of Delaware, in favor of ___________ ("Counterparty"), a [ ] organized under the laws of [ ].

                  WHEREAS, Counterparty and Credit Lyonnais New York Branch ("CLNY") have entered into a Master Agreement dated as of even date herewith (as amended, modified or supplemented by any Confirmation or otherwise, the "Agreement") and it is a requirement of the Agreement that CLFG deliver this Guarantee of CLNY's net payment obligation to Counterparty;

                  WHEREAS, CLFG has agreed pursuant to the terms of this Guarantee to guarantee the net payment due to Counterparty, or, in the case of assignment, an Assignment Reference Market-maker on behalf of Counterparty, from CLNY under the Agreement, including any payment relating to the Fair Market Value of collateral and expenses under any Credit Support Document thereunder, as a result of the occurrence or effective designation of an Early Termination Date on account of an Event of Default or a Termination Event (including a Program Event) determined strictly in accordance with the terms of the Agreement, without regard to whether any term of the Agreement is given effect by a court in bankruptcy or otherwise (the "Guaranteed Amount");

                  NOW, THEREFORE, CLFG agrees as follows:

                  1. Certain Defined Terms. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to that term in the Agreement.

                  2. Guarantee. (a) CLFG unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to Counterparty the due and punctual payment of the Guaranteed Amount, in accordance with the terms of the Agreement (including interest as set forth in Section 7(a) of this Guarantee). CLFG agrees that this is a continuing guarantee of payment in accordance with its terms and not of collection, and it shall remain in full force and effect until all amounts payable by CLNY under the Agreement have been irrevocably paid in full.

                  (b) The liability of CLFG under this Guarantee shall be absolute and unconditional and will not be discharged except by complete payment of the Guaranteed Amount, irrespective of any claims as to the Agreement's genuineness, validity, regularity or enforceability or the lack of competence or authority of CLNY to execute or deliver the Agreement in accordance with the terms thereof; any change in or amendment to the Agreement in accordance with the terms thereof; any variation, modification, extension, waiver, compromise or release of any or all of the obligations of CLNY under the Agreement; any waiver or consent by Counterparty with respect to any provisions of the Agreement; the absence of any action to enforce the Agreement (except as set forth herein) or the recovery of any judgment against CLNY or Credit Lyonnais under the Agreement or otherwise; the insolvency or bankruptcy of CLNY or Credit Lyonnais; any exchange, release or nonperfection of any collateral securing payment of any obligation under the Agreement; any other security or guarantee given for CLNY's obligations under the Agreement; any law, regulation or order of any jurisdiction affecting any term of any obligation under the Agreement or Counterparty's rights with respect thereto; CLNY's or Credit Lyonnais' merger or consolidation with or into another entity, loss of separate legal identity or ceasing to exist; or any other circumstance which might vary the risk of or otherwise constitute a legal or equitable discharge or defense available to a guarantor or surety generally. CLFG waives promptness, diligence, presentment, demand on CLNY or Credit Lyonnais for payment or otherwise, filing of claims, requirement of a prior proceeding against CLNY or Credit Lyonnais, any collateral security or any other guarantor and protest or notice, except as provided for in the Agreement or herein as a condition precedent to the occurrence of an Event of Default, Termination Event and effective designation of an Early Termination Date and the making of a claim hereunder.

                  3. Claims Procedure After the Occurrence or Effective Designation of an Early Termination Date. Unless a Program Event shall have occurred, Counterparty may make a claim on this Guarantee upon the failure by CLNY to pay any Guaranteed Amount by delivering a Guarantee Call Notice in the form of Exhibit I hereto to CLFG and the other parties specified therein claiming a payment under this Guarantee. Such Guarantee Call Notice may be delivered on or after the New York Business Day on which CLNY fails to pay any Guaranteed Amount when due.

                  4. Payment After Receipt of Guarantee Call Notice. (a) CLFG shall pay the Guaranteed Amount to Counterparty by 10:00 a.m. New York time on the third Global Business Day following the effective date of the Guarantee Call Notice.

                  (b) In the event that a Program Event occurs subsequent to the effective date of the Guarantee Call Notice and prior to a payment by CLFG hereunder, CLFG, if it has been notified in writing or otherwise has actual knowledge of the occurrence of such Program Event, shall make no payment to Counterparty pursuant to this Section 4, and Section 5 below shall apply.

                  5. Payment After the Occurrence of a Program Event. Upon the occurrence of a Program Event, the Collateral Trustee shall make, on behalf of Counterparty, a claim on this Guarantee (and Counterparty shall not be entitled to pursue or make a claim hereunder unless the Collateral Trustee fails to do
so) for the Guaranteed Amount, if any, on the seventh Global Business Day after the Valuation Date. The Collateral Trustee shall make payments of such Guaranteed Amount by 3:00 p.m. New York time on such Global Business Day to Counterparty, or an Assignment Reference Market-maker on behalf of Counterparty, to the extent the Collateral Trustee has received funds from CLFG or otherwise.

                  6. Payment to the Assignment Reference Market-Maker. In the event that CLFG makes any payment to the Collateral Trustee for any amount due to an Assignment Reference Market-maker on behalf of Counterparty, CLFG will not, due to any Tax, be required to pay an amount greater than the amount which CLNY would have been required to pay to Counterparty in the absence of an assignment.

                  7. Interest; Termination Currency. (a) CLFG agrees to pay interest to the extent that such interest is not paid by CLNY from (and including) the date on which a payment is due from CLNY following the occurrence or effective designation of an Early Termination Date to (but excluding) the date of payment of such amount hereunder in full, such interest to be payable at a rate equal to the rate of interest that is payable under the Agreement. All interest due hereunder shall be paid in U.S. dollars and shall be calculated on the basis of daily compounding and the actual number of days elapsed divided by 360.

                  (b) All payments under this Guarantee shall be paid in U.S. dollars to such account of Counterparty or an Assignment Reference Market-maker as is set forth in the Assignment and Valuation Document or as the payee shall otherwise notify CLFG.

                  8. Representations. (a) CLFG hereby makes the representations set forth in subsections (a), (b), (c) and (e) of Section 3 of the Agreement to Counterparty as if the references therein to the Agreement were references to this Guarantee (which representations will be deemed to be repeated by CLFG on each date on which a Transaction is entered into).

                  (b) For purposes of the representation deemed made by CLFG contained in Section 3(e) of the Agreement as modified hereby, CLFG is relying on (i) the representation of Counterparty contained in Section 3(f) of the Agreement as if such representation were made to CLFG in respect of payments received or to be received in connection with this Guarantee, (ii) the satisfaction of the agreement of Counterparty contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by Counterparty pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of Counterparty contained in Section 4(d) of the Agreement.

                  9. Payments Free and Clear. The provisions of Section 2(d) of the Agreement shall apply to this Guarantee as if set out in full herein, except that (i) references therein to the Agreement shall be deemed to be references to this Guarantee, (ii) references therein to X shall be deemed to be references to CLFG, (iii) references therein to Y shall be deemed to be references to Counterparty, (iv) references therein to representations made by Counterparty pursuant to Section 3(f) of the Agreement shall include representations deemed to be made pursuant to Section 8(b) of this Guarantee and (v) the phrase "had no such deduction or withholding been required" in Section 2(d)(i)(4) shall be deleted and replaced with "if payment had been made directly by CLNY."

                  10. Subrogation Rights. By accepting this Guarantee, Counterparty acknowledges that CLFG shall be subrogated to all rights of Counterparty against CLNY in respect of any amounts paid by CLFG hereunder, provided that CLFG may enforce or receive any payment arising out of or based upon such right of subrogation only to the extent of any payment made by CLFG pursuant hereto and only after Counterparty, or an Assignment Reference Market-maker on its behalf, has been paid in full all amounts payable by CLNY under the Agreement.

                  11. Notices. (a) Except as otherwise provided herein, any notice or communication in respect of this Guarantee will be sufficiently given if in writing and delivered in person, sent by certified or registered mail (airmail if overseas) or the equivalent (with return receipt requested) or by overnight courier, sent by facsimile transmission or by electronic messaging system, or given by telex (with answerback received) addressed to CLFG as set forth below or the address of Counterparty set forth in the Agreement or to such other address as either CLFG or Counterparty may notify to the other in writing.

                  Address for notices or communications to CLFG:

                  Address: c/o Financial Security Assurance Inc.
                           350 Park Avenue, 13th Floor
                           New York, New York  10022
                  Attention:  General Counsel
                  Telephone No:  212-826-0100
                  Facsimile No:  212-339-3529

                  Addresses for notices sent pursuant to Section 3 above:

                  Address: Credit Lyonnais
                           Credit Lyonnais Building
                           1301 Avenue of the America

                           New York, New York 10019
                  Attention:  Chief Executive Officer of CLUSA
                  Telephone No: 212-261-7150
                  Facsimile No: 212-459-3188
                  Telex No: 62490 or 423494
                  Answerback:  CREDIT UI or CLUSA UI


                  Address: Credit Lyonnais New York Branch
                           Credit Lyonnais Building
                           1301 Avenue of the America
                           New York, New York 10019
                  Attention:  Program Manager
                  Telephone No: 212-261-7435
                  Facsimile No:  212-459-3167
                  Telex No: 43394
                  Answerback:  CLUSA UI

                  Address: Credit Lyonnais New York Branch
                           Credit Lyonnais Building
                           1301 Avenue of the America
                           New York, New York 10019
                  Attention:  Treasurer of CLNY
                  Telephone No: 212-261-7210
                  Facsimile No: 212-459-3168
                  Telex No: 62410 or 423494
                  Answerback:  CREDIT UI or CLUSA UI


                  Address: Ernst & Young LLP
                           787 7th Avenue
                           New York, New York  10019
                  Attention:    Credit Lyonnais Engagement Partner
                  Telephone No: 212-773-2067
                  Facsimile No: 212-773-1115

                  Address: The Chase Manhattan Bank
                           450 West 33rd Street, 15th Floor
                           New York, New York  10001
                  Attention: Structured Finance Group
                  Telephone No:  212-946-7861
                  Facsimile No:  212-946-7776

                  (b) A notice or communication with respect to this Guarantee will be deemed effective at the same time such notice or communication would have been effective if given with respect to the Agreement as provided in
Section 12 thereof.

                  12. Assignment. Each reference herein to CLFG includes any successors and permitted assigns, each of which shall be bound by the provisions of this Guarantee, provided, however, that the obligations of CLFG under this Guarantee may not be assigned or delegated without the prior written consent of Counterparty, except for an assignment to an Affiliate of the Financial Insurer or CLNY that would not result in a Program Downgrade. Any assignment made in violation of this Guarantee shall be null and void. Each reference herein to Counterparty includes any successors and permitted assigns. Counterparty may not assign its rights under this

Guarantee to Credit Lyonnais or any Affiliate of Credit Lyonnais (other than the Republic of France or any person over which the Republic of France, alone or in concert with any other person, exercises control, except for such persons controlled by CLNY or Credit Lyonnais).

                  13. Termination. This Guarantee shall terminate (a) upon the payment in full by CLNY or CLFG to Counterparty or an Assignment Reference Market-maker of all Guaranteed Amounts or (b) if the senior, unsecured, unguaranteed long-term rating of Credit Lyonnais is AAA by S&P, Aaa by Moody's (in each case, if such entity is then a Rating Agency) and the equivalent thereto by any other Rating Agency.

                  14. Governing Law and Jurisdiction. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. CLFG IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS SPECIFIED IN SECTION 13 OF THE AGREEMENT FOR PURPOSES OF ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND APPOINTS FINANCIAL SECURITY ASSURANCE HOLDINGS LTD., WITH AN ADDRESS AS OF THE DATE HEREOF AT 350 PARK AVENUE, 13TH FLOOR; NEW YORK, NEW YORK 10022; ATTENTION: GENERAL COUNSEL; TELEPHONE NO.: (212) 826-0100; FACSIMILE
NO.: (212) 339-3529, AS ITS AGENT TO RECEIVE SERVICE OF SUMMONS OR ANY OTHER LEGAL PROCESS IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE BROUGHT IN ANY SUCH COURT. CLFG IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY DEFENSE OR OBJECTION IT MAY HAVE THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  15. Contractual Currency. The provisions of Sections 8(a) and
(b) of the Agreement shall apply to amounts payable under this Guarantee as fully as if they were set forth in and referred to this Guarantee.

                  16. Amendments. This Guarantee may only be amended by written agreement between CLFG, Counterparty and CLNY.

                  17. Applicability and Scope of Guarantee. (a) The Financial Insurer and its Affiliates, other than CLFG, shall not be liable under this Guarantee except pursuant to an assignment of CLFG's obligations under Section 12 above.

                  (b) Each confirmation of a transaction between the parties to the Agreement shall state in bold face type whether it is a "Guaranteed Transaction" and thereby constitutes a Transaction under the Agreement that benefits from this Guarantee or whether it is "not guaranteed by CLFG Corp." and is not a Transaction under the Agreement and does not benefit from this Guarantee. In the event that a transaction between the parties to the Agreement is confirmed by means of, or consists of a printout of terms from, SWIFT or another electronic messaging system, (1) if it contains the phrase "Guaranteed Transaction" such Confirmation will constitute a "Confirmation" under the Agreement, and the transaction shall constitute a Transaction under the Agreement and shall benefit from this Guarantee and (2) if it contains the phrase "not guaranteed by CLFG Corp." such transaction shall not constitute a Transaction under the Agreement and shall not benefit from this Guarantee.

                  IN WITNESS WHEREOF CLFG has executed this Guarantee as of the date first above written.

                                       CLFG CORP.

                                       By: _________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT I


                          FORM OF GUARANTEE CALL NOTICE

                          [Letterhead of Counterparty]


CLFG Corp.
c/o Financial Security Assurance Inc.
350 Park Avenue, 13th Floor
New York, New York  10022
Attention:  General Counsel


Ladies and Gentlemen:

                  Pursuant to Section 3 of the Guarantee dated as of [ ], relating to the Master Agreement between Credit Lyonnais New York Branch ("CLNY") and the undersigned dated as of [ ] (the "Agreement"), we hereby notify you that CLNY has failed to pay the amount due upon [specify Event of Default or failure to pay after Termination Event] to the [undersigned]. The amount unpaid under the Agreement [including any payment relating to the Fair Market Value of collateral and expenses under any Credit Support Document thereunder,] [minus the net proceeds of any collateral pledged by CLNY to us and foreclosed on by us, at our option,] not including interest due thereon, is [ ]. We hereby represent that there is no dispute under the Agreement with respect to such amount due.

                  We are therefore making this call on the Guarantee. Please remit payment of such amount, together with interest thereon from (and including) the date on which a payment was due from CLNY following the occurrence or effective designation of an Early Termination Date to (but excluding) the date payment is actually made at a rate equal to the rate of interest that would be payable under the Agreement, which rate is [ ], to [specify account].

                                        Very truly yours,


                                        [Counterparty]

cc:      [Collateral Trustee]
         [Chief Executive Officer of CLUSA]
         [Treasurer of CLNY]
         [Program Manager]

                                                                       EXHIBIT B
[Name of Counterparty]
[Date]
                        Assignment and Valuation Document
                        ---------------------------------

                     This Assignment and Valuation Document
               is part of the Credit Lyonnais Derivatives Program
               --------------------------------------------------

         This Assignment and Valuation Document, together with the annexes attached hereto (the "Document") relates to the Master Agreement dated as of [ ] (the "Agreement") between Credit Lyonnais New York Branch ("CLNY") and [ ] ("Counterparty"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

1. Choice of Assignment or Termination. Please check the appropriate selection. Pursuant to the Agreement, Counterparty hereby elects to:

A.       __       Assign all rights and obligations of CLNY under all
                  Transactions, including any Previously Valued Transactions, to the Assignment Reference Market-maker identified below and, upon payment of the amount due to or from the Assignment
                  Reference Market-maker, terminate all of CLNY's rights and obligations under all assigned Transactions and CLFG's obligations under the CLFG Guarantee.

         IMPORTANT: Assignment will be allowed only if Counterparty is entitled to value all Transactions and Counterparty properly completes this Document and returns it to the Collateral Trustee by 3:00 p.m. New York time on the Global Business Day following the Valuation Date with respect to all Transactions.

B.       __       Terminate all Transactions outstanding on the Valuation Date
                  (or, in the case of Accepted Transactions, the Acceptance
                  Date).

         IMPORTANT: Counterparty's valuation of a Transaction will be used only if it properly completes this Document and returns it to the Collateral Trustee by 3:00 p.m. New York time on the Global Business Day following the Valuation Date.

2. Compulsory Terms of Termination and Assignment Agreement. If Counterparty selected paragraph 1.A above, it must attach a termination and assignment agreement, executed by Counterparty and the Assignment Reference Market-maker, containing at least the following terms:

         a. The Assignment Reference Market-maker shall agree to enter into new transactions with Counterparty that preserve for Counterparty the economic effect of the assigned Transactions (including Unpaid Amounts in respect thereof and Previously Valued Transactions).

         b. The Assignment Reference Market-maker shall agree to pay to or be paid from the Collateral Trustee, on Counterparty's behalf, the Settlement Amount (including with respect to any Previously Valued Transactions) plus or minus any Unpaid Amounts, plus interest thereon at the Program Interest Rate from and including the Valuation Date to but excluding: (i) the third Global Business Day following the Valuation Date, if owed by the Assignment Reference Market-maker, or (ii) the seventh Global Business Day following the Valuation Date, if owed to the Assignment Reference Market-maker.

         c. The Assignment Reference Market-maker shall agree to make any payment due to the Collateral Trustee by the third Global Business Day after the Valuation Date. Each of Counterparty and the Assignment Reference Market-maker shall acknowledge that failure to do so will constitute a breach under the Agreement and will result in interest being imposed at the Program Default Interest Rate.

         d. Upon payment of such amount to or from the Assignment Reference Market-maker, CLNY shall have no further rights against or obligations to Counterparty, and Counterparty shall have no further rights against or obligations to, and the Assignment Reference Market-Maker shall have no rights against, CLNY or CLFG under the Program.

         e. Counterparty shall remain liable for any amount owed to CLNY that the Assignment Reference Market-maker fails to pay.

         f. The Assignment Reference Market-maker shall waive all rights to set off amounts owed to CLNY under the termination and assignment agreement against amounts owed by CLNY, Credit Lyonnais or any Affiliate thereof, to the Assignment Reference Market-maker or any Affiliate thereof under any other agreement.

         g. CLNY and the Collateral Trustee shall be expressly named as third party beneficiaries of the termination and assignment agreement.

3. Assignment Reference Market-maker. If Counterparty selected paragraph 1.A above, Counterparty must identify the Assignment Reference Market-maker:__________________

4. Calculation of Settlement Amount. Using a separate work sheet, substantially in the form of the Form of Calculation Sheet attached as Annex II hereto, please provide the Settlement Amount (calculated in accordance with Annex II on the basis of quotations from three Eligible Reference Market-makers) with respect to the Transactions summarized on Annex I:__________________________

         Any Transaction that Counterparty fails to value will be valued by the Collateral Trustee in accordance with Part 6 of the Schedule to the Agreement.

5. Unpaid Amounts. Please provide with respect to the Transactions summarized on Annex I:

         A. The U.S. dollar equivalent of Unpaid Amounts due to Counterparty:_____________________


         B.       The U.S. dollar equivalent of Unpaid Amounts due to CLNY:
                  ___________________

6. Amounts Payable. Using the figures in paragraphs 4 and 5 above, please provide the amount payable with respect to the Transactions summarized on Annex I and calculated pursuant to Section 6(e)(ii)(1) of the Agreement with CLNY as the Affected Party: ____________. The foregoing amount is owed to (please select one of the following, as appropriate):

                                     __ Collateral Trustee
                                     __ Counterparty
                                     __ Assignment Reference Market-maker

         The amount payable will be as set forth above if Counterparty has valued all Transactions in accordance with this Document. If Counterparty has valued, in accordance with this Document, fewer than all Transactions, the amount payable to the Collateral Trustee or to Counterparty shall be as set forth above plus or minus, as appropriate, the amount calculated by the Collateral Trustee in accordance with the Agreement for Transactions that the Collateral Trustee values.

7.       Credit Support.

         A.  If Counterparty has pledged collateral under a Credit Support
             Document:

           1. The Fair Market Value of such collateral, calculated as of the date that Counterparty received notice of the Program Event, is ___________.

           2. Such Fair Market Value shall be subtracted from any amounts owing to the Collateral Trustee, or added to any amounts owing to Counterparty or the Assignment Reference Market-maker. The total amount payable after such computation is ________ and shall be paid to (please select from among the following, as appropriate):

                                     __ Collateral Trustee
                                     __ Counterparty
                                     __ Assignment Reference Market-maker

                  Note: Counterparty may elect that the Collateral Trustee pay any amount owed by CLNY under paragraph 6 above to the Assignment Reference Market-maker and pay the Fair Market Value of any collateral owed by CLNY to Counterparty.

         B. If CLNY has pledged collateral under a Credit Support Document:

           1. The net proceeds of any collateral against which Counterparty, on or prior to the date hereof, has, at its option, foreclosed is __________.

           2. Such value shall be subtracted from any amounts owing to Counterparty or the Assignment Reference Market-maker. The total amount payable after such computation is __________ and shall be paid to (please select one of the following, as appropriate):

                                     __ CLNY
                                     __ Counterparty
                                     __ Assignment Reference Market-maker

                  Any collateral against which Counterparty has, at its option, not foreclosed shall be returned to CLNY.

8. No Third Party Beneficiary. Neither the Assignment Reference Market-maker nor any other person is a third party beneficiary of this Document.

         The Collateral Trustee will notify Counterparty, by Program Notice no later than 3:00 p.m. New York time on the second Global Business Day following the Valuation Date, of the amount payable by or to Counterparty or an Assignment Reference Market-maker.

         The undersigned hereby confirms the accuracy of the above information.

                           [Name of Counterparty]

                           By:________________________
                           Name:
                           Title:
                           Date:

                                                                         ANNEX I

[SUMMARY OF TERMS OF TRANSACTIONS (INCLUDING ACCEPTED TRANSACTIONS AND PREVIOUSLY VALUED TRANSACTIONS) VALUED BY COUNTERPARTY]

                                                                        ANNEX II

                            FORM OF CALCULATION SHEET
                            -------------------------

1.       Identify Transaction(s):

2. Identify any Previously Valued Transactions, the Settlement Amount calculated therefor, the Applicable Rate (which will be used to calculate interest for days prior to but excluding the Trigger Date) and the basis of the calculation thereof:

3. Provide three (and only three) Market Quotations (as defined below) obtained from Eligible Reference Market-makers listed on Exhibit C to the Agreement as of the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date) and, to the extent reasonably practicable, during the same time period on such date (a) if you have elected to terminate your Transactions, for those Transactions you are entitled to value, with respect to one or more Transactions (or all Transactions as a whole) outstanding on the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date) or (b) if you are entitled to elect and have elected assignment of all Transactions, for all Transactions as a whole outstanding on the Valuation Date:

         "Market Quotation" means, with respect to one or more Transactions (or all Transactions as a whole) outstanding on the Valuation Date (or, in the case of Accepted Transactions, outstanding on the Acceptance Date), in the case of termination, or with respect to all such Transactions as a whole, in the case of assignment, a quotation from an Eligible Reference Market-maker for an amount, if any, that would be paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty (taking into account any existing Credit Support Document with respect to the obligations of Counterparty) and the quoting Eligible Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) of the Agreement in respect of such Transaction or group of Transactions that would, but for the occurrence of the Program Event, have been required after the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date). For this purpose, Unpaid Amounts in respect of the Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the Program Event, have been required (assuming satisfaction of each applicable condition precedent) after the Valuation Date (or, in the case of Accepted Transactions, the Acceptance Date) is to be included. Subject to paragraph 2 of the Assignment and Valuation Document, the Replacement Transaction would be subject to such documentation as Counterparty and the Eligible Reference Market-maker may, in good faith, agree.

4. Provide the Settlement Amount with respect to the Transaction(s) (which, for purposes of this paragraph, shall be the sum of the amount, if any, specified in 2 above and the sum of the Termination Currency Equivalents of the middle Market Quotations specified in 3 above):

                                                                       EXHIBIT C


                        Eligible Reference Market-makers
                        --------------------------------

AIG Financial Products

Bank of America

Barclays

Citibank

Credit Suisse/ Credit Suisse Financial Products

Deutsche Bank

Goldman Sachs

Merrill Lynch/ Merrill Lynch Derivative Products

Morgan Guaranty

Nomura

Sumitomo

UBS